SECOND AMENDED AND RESTATED BYLAWS

OF

CUE HEALTH INC.

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3.5 Resignation and Removal	15
3.6 Vacancies	15
3.7 President; Chief Executive Officer	16
3.8 Vice Presidents	16
3.9 Secretary and Assistant Secretaries	16
3.10 Treasurer and Assistant Treasurers	16
3.11 Salaries	17
3.12 Delegation of Authority	17
ARTICLE IV CAPITAL STOCK	17
4.1 Issuance of Stock	17
4.2 Stock Certificates; Uncertificated Shares	17
4.3 Transfers	18
4.4 Lost, Stolen or Destroyed Certificates	18
4.5 Regulations	18
ARTICLE V GENERAL PROVISIONS	19
5.1 Fiscal Year	19
5.2 Corporate Seal	19
5.3 Record Date for Purposes Other Than Stockholder Meetings	19
5.4 Waiver of Notice	19
5.5 Voting of Securities	19
5.6 Evidence of Authority	19
5.7 Certificate of Incorporation	19
5.8 Severability	19
5.9 Pronouns	20
ARTICLE VI AMENDMENTS	20
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ARTICLE I

STOCKHOLDERS
1.1    Place of Meetings. All meetings of stockholders shall be held at such place, if any, as may be designated from time to time by the Board of Directors, the Chair of the Board or the Chief Executive Officer or, if not so designated, at the principal executive office of the corporation. The Board of Directors may, in its sole discretion, determine that a meeting shall not be held at any place, but shall instead be held solely by means of remote communication in a manner consistent with the General Corporation Law of the State of Delaware.
1.2    Annual Meeting. The annual meeting of stockholders for the election of directors to succeed those whose terms expire and for the transaction of such other business as may properly be brought before the meeting in accordance with these bylaws shall be held on a date and at a time designated by the Board of Directors, the Chair of the Board or the Chief Executive Officer. The Board of Directors may postpone, reschedule or cancel any previously scheduled annual meeting of stockholders at any time, before or after the notice for such meeting has been sent to the stockholders.
1.3    Special Meetings. Except to the extent required by the General Corporation Law of the State of Delaware, special meetings of stockholders for any purpose or purposes may be called at any time only by the Board of Directors, and may not be called by any other person or persons. Business transacted at any special meeting of stockholders shall be limited to matters relating to the purpose or purposes stated in the notice of meeting. The Board of Directors may postpone, reschedule or cancel any previously scheduled special meeting of stockholders at any time, before or after the notice for such meeting has been sent to the stockholders.
1.4    Record Date for Stockholder Meetings. In order that the corporation may determine the stockholders entitled to notice of any meeting of stockholders or any adjournment thereof, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than 60 nor less than 10 days before the date of such meeting. If the Board of Directors so fixes a date, such date shall also be the record date for determining the stockholders entitled to vote at such meeting unless the Board of Directors determines, at the time it fixes such record date, that a later date on or before the date of the meeting shall be the date for making such determination. If no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for determination of stockholders entitled to vote at the adjourned meeting, and in such case shall also fix as the record date for stockholders entitled to notice of such adjourned meeting the same or an earlier date as that fixed for determination of stockholders entitled to vote in accordance herewith at the adjourned meeting.
1.5    Notice of Meetings. Except as otherwise provided by law, the Certificate of Incorporation or these bylaws, notice of each meeting of stockholders, whether annual or special, shall be given not less than 10 nor more than 60 days before the date of the meeting to each stockholder entitled to vote at such meeting as of the record date for determining the stockholders entitled to notice of the meeting. Without limiting the manner by which notice otherwise may be given to stockholders, any notice shall be effective if given in accordance with Section 232 of the General Corporation Law of the State of Delaware. The notices of all meetings shall state the place, if any, date and time of the meeting and the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting, and the record date for determining the stockholders entitled to vote at the meeting, if such date is different from the record date for determining stockholders entitled to notice of the meeting. The notice of a special meeting shall state, in addition, the purpose or purposes for which the meeting is called.
1.6    Voting List. The corporation shall prepare, no later than the 10th day before each meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting (provided, however, if the record date for determining the stockholders entitled to vote is less than 10 days before the meeting date, the list shall reflect the stockholders entitled to vote as of the tenth day before the meeting date), arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. The corporation shall not be required to include electronic mail addresses or other electronic contact information on such list. Such list shall be open to the examination of any stockholder for any purpose germane to the meeting for a period of 10 days ending on the day before the meeting date: (a) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting, or (b) during ordinary business hours, at the principal place of business of the corporation. In the event that the corporation determines to make the list available on an electronic network, the corporation may take reasonable steps to ensure that such information is available only to stockholders of the corporation.
1.7    Quorum. Except as otherwise required by law, the Certificate of Incorporation, these bylaws or the rules of any applicable stock exchange on which the corporation’s securities are listed, the holders of a majority of the voting power of the shares of the capital stock of the corporation issued and outstanding and entitled to vote at the meeting, present in person, present by means of remote communication in a manner, if any, authorized by the Board of Directors in its sole discretion, or represented by proxy, shall constitute a quorum for the transaction of business; provided, however, that where a separate vote by a class or classes or series of capital stock is required, except as otherwise required by law, the Certificate of Incorporation, these bylaws or the rules of any applicable stock exchange on which the corporation’s securities are listed, the holders of a majority of the voting power of the shares of such class or classes or series of the capital stock of the corporation issued and outstanding and entitled to vote on such matter, present in person, present by means of remote communication in a manner, if any, authorized by the Board of Directors in its sole discretion, or represented by proxy, shall constitute a quorum entitled to take action with respect to the vote on such matter.
1.8    Adjournments. Any meeting of stockholders may be adjourned from time to time to reconvene at any other time and to any other place, if any, at which a meeting of stockholders may be held under these bylaws by the chair of the meeting, whether or not a quorum is present. Unless these bylaws otherwise require, when a meeting is adjourned to another time or place (including an adjournment taken to address a technical failure to convene or continue a meeting using remote communication), it shall not be necessary to notify any stockholder of the adjourned meeting if the time and place, if any, of the adjourned meeting, and the means of remote communication, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such adjourned meeting, are (i) announced at the meeting at which the adjournment is taken, (ii) displayed, during the time scheduled for the meeting, on the same electronic network used to enable stockholders and proxy holders to participate in the meeting by means of remote communication or (iii) set forth in the notice of meeting give in accordance with Section 222(a) of the General Corporation Law of the State of Delaware. At the adjourned meeting, the corporation may transact any business that might have been transacted at the original meeting. If the adjournment is for more than 30 days, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting. If after the adjournment a new record date for determination of stockholders entitled to vote is fixed for the adjourned meeting, the Board of Directors shall fix a new record date for notice of such adjourned meeting in accordance with Section 213(a) of the General Corporation Law of the State of Delaware and Section 1.14 of these bylaws, and shall give notice of the adjourned meeting to each stockholder of record as of the record date so fixed for notice of such adjourned meeting.
1.9    Voting and Proxies. As of the applicable record date, each stockholder shall have one vote upon the matter in question for each share of stock entitled to vote held of record by such stockholder and a proportionate vote for each fractional share so held, unless otherwise provided by law or the Certificate of Incorporation. Each stockholder of record entitled to vote at a meeting of stockholders, or such stockholder’s authorized officer, director, employee or agent, may vote in person (including by means of remote communications, if any, by which stockholders may be deemed to be present in person and vote at such meeting) or may authorize another person or persons to vote or act for such stockholder by proxy authorized by a document or by a transmission permitted by law filed in accordance with the procedure established for the meeting. No such proxy shall be voted or acted upon after three years from its date, unless the proxy expressly provides for a longer period. The authorization of a person to act as a proxy may be documented, signed and delivered in accordance with Section 116 of the General Corporation Law of the State of Delaware; provided that such authorization shall set forth, or be delivered with information enabling the corporation to determine, the identity of the stockholder granting such authorization. The revocability of a proxy that states on its face that it is irrevocable shall be governed by the provisions of Section 212 of the General Corporation Law of the State of Delaware.
1.10    Action at Meeting. When a quorum is present at any meeting, any matter other than the election of directors to be voted upon by the stockholders at such meeting shall be decided by the vote of a majority of the voting power of the votes cast by the holders of all of the shares of stock present or represented at the meeting and voting affirmatively or negatively on such matter or, if there are two or more classes or series of stock entitled to vote as separate classes, then in the case of each such class or series, the holders of a majority of the voting power of the shares of stock of that class or series present or represented at the meeting and voting affirmatively or negatively on such matter (it being understood that and broker non-votes and abstentions will be considered for purposes of establishing a quorum at the meeting, but will not be considered as votes cast for or against a proposal), except when a different vote is required by law, the Certificate of Incorporation, these bylaws or the rules of any applicable stock exchange on which the corporation’s securities are listed. Except as otherwise required by law, the certificate of incorporation or these bylaws, when a quorum is present at any meeting, any election by stockholders of directors shall be determined by a plurality of the votes cast by the stockholders entitled to vote on the election.
1.11    Nomination of Directors.
(a)    Except for (1) any directors entitled to be elected by the holders of preferred stock, (2) any directors elected in accordance with Section 2.8 hereof by the Board of Directors to fill vacancies or newly-created directorships or (3) as otherwise required by applicable law or stock exchange regulation, at any meeting of stockholders, only persons who are nominated in accordance with the procedures in this Section 1.11 shall be eligible for election as directors. Nomination for election to the Board of Directors at a meeting of stockholders may be made (i) by or at the direction of the Board of Directors, or any committee thereof that has been formally delegated authority to make any such nomination pursuant to a resolution adopted by the Board of Directors, (ii) as may be provided in the certificate of designation for any class or series of preferred stock or (iii) by any stockholder of the corporation who (x) timely complies with the notice procedures in Section 1.11(b) and Section 1.11(c), (y) is a stockholder of record at the time of the giving of such notice, on the record date for the determination of stockholders entitled to notice of the meeting, on the record date for the determination of stockholders entitled to vote at such meeting and at the time of such meeting and (z) is entitled to vote at such meeting. The number of nominees a stockholder may nominate for election at a meeting (or in the case of a stockholder giving the notice on behalf of a beneficial owner, the number of nominees a stockholder may nominate for election at the annual meeting on behalf of such beneficial owner) shall not exceed the number of directors to be elected at such meeting.
(b)    For nominations to be properly brought before a meeting of stockholders by a stockholder pursuant to clause (iii) of Section 1.11(a), the stockholder must have given timely notice in writing to the secretary of the corporation (the “Secretary”) and any such nomination must constitute a proper matter for stockholder action. To be timely, a stockholder’s notice must be received in writing by the Secretary at the principal executive office of the corporation as follows: (1) in the case of an election of directors at an annual meeting of stockholders, no later than 5:00 p.m. Pacific time on the 90th day and no earlier than 8:00 a.m. Pacific time on the 120th day prior to the day of the first anniversary of the preceding year’s annual meeting as specified in the corporation’s notice of such annual meeting (without regard to any adjournment, rescheduling, postponement or other delay of such annual meeting occurring after such notice was first sent); provided, however, that in the event that the date of the annual meeting for the current year is advanced by more than 30 days, or delayed by more than 60 days, from the first anniversary of the preceding year’s annual meeting, or if no annual meeting was held in the preceding year, then to be timely, a stockholder’s notice must be so received no earlier than 8:00 a.m. Pacific time on the 120th day prior to the day of such annual meeting and no later than 5:00 p.m. Pacific time on the later of (A) the 90th day prior to the day of such annual meeting and (B) the tenth day following the day on which notice of the date of such annual meeting was mailed or public disclosure of the date of such annual meeting was first made by the corporation, whichever first occurs; or (2) in the case of an election of directors at a special meeting of stockholders, provided that the Board of Directors has determined, in accordance with Section 1.3, that directors shall be elected at such special meeting and provided further that the nomination made by the stockholder is for one of the director positions that the Board of Directors has determined will be filled at such special meeting, no earlier than 8:00 a.m. Pacific time on the 120th day prior to the day of such special meeting and no later than 5:00 p.m. Pacific time on the later of (x) the 90th day prior to the day of such special meeting and (y) the tenth day following the day on which notice of the date of such special meeting was mailed or public disclosure of the date of such special meeting was made, whichever first occurs. In no event shall the adjournment, rescheduling, postponement or other delay of a meeting (or the public disclosure thereof) commence a new time period (or extend any time period) for the giving of a stockholder’s notice. If the number of directors to be elected to the Board of Directors is increased and there is no public disclosure naming all of the nominees for director or specifying the size of the increased Board of Directors at least 10 days before the last day that a stockholder may deliver a notice of nomination pursuant to the foregoing provisions, then a stockholder’s notice required by this Section 1.11(b) will also be considered timely, but only with respect to any nominees for any new positions created by such increase, if it is received by the Secretary at the principal executive offices of the corporation no later than 5:00 p.m., Pacific time, on the 10th day following the day on which such public disclosure is first made.
The stockholder’s notice to the Secretary shall set forth: (A) as to each proposed nominee (1) such person’s name, age, business address and, if known, residence address, (2) such person’s principal occupation or employment, (3) the class and series and number of shares of stock of the corporation that are, directly or indirectly, owned, beneficially or of record, by such person and any (i) derivative, long or short positions, profit interests, forwards, futures, swaps, options, warrants, convertible securities, stock appreciation or similar rights, hedging transactions and borrowed or loaned shares) with respect to the corporation’s securities (any of the foregoing, a “Derivative Instrument”) held or beneficially owned thereby by such person, including the full notional amount of any securities that, directly or indirectly, underlie any Derivative Instrument; and (ii) any other agreement, arrangement or understanding that has been made the effect or intent of which is to create or mitigate loss to, manage risk or benefit of share price changes for, or increase or decrease the voting power of such person with respect to the corporation’s securities, (4) any direct and indirect compensation, payment, indemnification and other material monetary or financial agreements, arrangements and understandings that such person has or has had during the past three years with any person or entity other than the corporation (including, without limitation, the amount of any payment or payments received or receivable thereunder), in each case in connection with candidacy or service as a director of the corporation, (5) any material relationships between between or among (x) the stockholder, the beneficial owner, if any, on whose behalf the nomination is being made and the respective affiliates and associates of, or others acting in concert with, such stockholder and such beneficial owner, on the one hand, and (y) each proposed nominee, and his or her respective affiliates and associates, or others acting in concert with such nominee(s), on the other hand, including, without limitation all information that would be required to be disclosed pursuant to Item 404 of Regulation S-K if the stockholder making the nomination and any beneficial owner on whose behalf the nomination is made or any affiliate or associate thereof or person acting in concert therewith were the “registrant” for purposes of such Item and the proposed nominee were a director or executive officer of such registrant, and (6) any other information concerning such person that must be disclosed as to nominees in connection with proxy solicitations for the contested election of directors or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the “Exchange Act”); and (B) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination is being made (1) the name and address of such stockholder, as they appear on the corporation’s books, and of such beneficial owner and of their respective affiliates or associates or others acting in concert with them, (2) the class and series and number of shares of stock of the corporation that are, directly or indirectly, owned, beneficially or of record, by such stockholder and such beneficial owner and of their respective affiliates or associates or others acting in concert with them, (3) any agreement, arrangement or understanding between or among such stockholder and/or such beneficial owner or their respective affiliates or associates or others acting in concert with them and each proposed nominee and any other person or persons (including their names) pursuant to which the nomination(s) are being made or who may participate in the solicitation of proxies or votes in favor of electing such nominee(s), (4) any (i) any Derivative Instrument, including the full notional amount of any securities that, directly or indirectly, underlie any such Derivative Instrument, that has been entered into by, or on behalf of, such stockholder or such beneficial owner, and (ii) any other agreement, arrangement or understanding that has been made the effect or intent of which is to mitigate loss to, manage risk or benefit of share price changes for, or increase or decrease the voting power of, such stockholder or such beneficial owner with respect to shares of stock of the corporation, (5) any proxy, contract, arrangement, understanding or relationship pursuant to which such stockholder, such beneficial owner or their respective affiliates or associates or others acting in concert with them has a right to vote any shares of any security of the corporation, (6) any rights to dividends on the corporation’s securities owned beneficially by such stockholder, such beneficial owner or their respective affiliates or associates or others acting in concert with them that are separated or separable from the underlying security, (7) any proportionate interest in the corporation’s securities or Derivative Instruments held, directly or indirectly, by a general or limited partnership in which such stockholder, such beneficial owner or their respective affiliates or associates or others acting in concert with them is a general partner or, directly or indirectly, beneficially owns an interest in a general partner of such general or limited partnership, (8) any performance-related fees (other than an asset-based fee) that such stockholder, such beneficial owner or their respective affiliates or associates or others acting in concert with them is entitled to based on any increase or decrease in the value of the corporation’s securities or Derivative Instruments, including, without limitation, any such interests held by members of the immediate family of such persons sharing the same household, (9) any significant equity interests or any Derivative Instruments in any principal competitor of the corporation that are held by such stockholder, such beneficial owner or their respective affiliates or associates or others acting in concert with them, (10) any direct or indirect interest of such stockholder, such beneficial owner or their respective affiliates or associates or others acting in concert with them in any contract with the corporation, any affiliate of the corporation or any principal competitor of the corporation (in each case, including, without limitation, any employment agreement, collective bargaining agreement or consulting agreement), (11) any material pending or threatened legal proceeding in which such stockholder, such beneficial owner or their respective affiliates or associates or others acting in concert with them is a party or material participant involving the corporation or any of its officers, directors or affiliates, (12) any material relationship between such stockholder, such beneficial owner or their respective affiliates or associates or others acting in concert with them, on the one hand, and the corporation or any of its officers, directors or affiliates, on the other hand, (13) any other information relating to such stockholder and such beneficial owner or their respective affiliates or associates or others acting in concert with them that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for the election of directors in a contested election pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder, (14) a representation and undertaking that such stockholder is a holder of record of stock of the corporation as of the date of submission of the stockholder’s notice and intends to appear in person or by proxy at the meeting to nominate the person(s) named in its notice and (15) a representation and undertaking as to whether such stockholder, such beneficial owner or their respective affiliates or associates or others acting in concert with them intends or is part of a group that intends (x) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the corporation’s outstanding capital stock reasonably believed by such stockholder or such beneficial owner to be sufficient to elect the nominee (and such representation shall be included in any such proxy statement and form of proxy) (and which such representation and undertaking to the corporation must include a statement as to whether such stockholder, such beneficial owner or their respective affiliates or associates or others acting in concert with them intends to solicit the requisite percentage of the voting power of the corporation’s stock under Rule 14a-19 of the Exchange Act) and/or (y) otherwise to solicit proxies or votes from stockholders in support of such nomination (and such representation shall be included in any such solicitation materials).
(c)    In addition to the requirements of Section 1.11(b), to be timely, a stockholder’s notice (and any additional information submitted to the corporation in connection therewith), must be further updated and supplemented (i) if necessary, so that the information provided or required to be provided in such notice is true and correct as of the record date(s) for determining the stockholder entitled to notice of, and to vote at, the meeting and as of the date that is 10 business days prior to the record date for the meeting or any adjournment, rescheduling, postponement or other delay thereof; and (ii) to provide any additional information that the corporation may reasonably request. Any such update and supplement or additional information, if applicable, must be received by the Secretary at the principal executive offices of the corporation (A), in the case of a request for additional information, promptly following a request therefor, which response must be received by the Secretary not later than such reasonable time as is specified in any such request from the corporation; or (B) in the case of any other update or supplement of any information, not later than five business days after the record date(s) for the meeting (in the case of any update and supplement required to be made as of the record date(s)), and not later than eight business days prior to the date for the meeting or any adjournment, rescheduling, or postponement or other delay thereof (in the case of any update or supplement required to be made as of 10 business days prior to the meeting or any adjournment, rescheduling, or postponement or other delay thereof). No later than five business days prior to the meeting or any adjournment, rescheduling, postponement or other delay thereof, a stockholder nominating individuals for election as a director will provide the corporation with reasonable evidence that such stockholder has met the requirements of Rule 14a-19 under the Exchange Act. The failure to timely provide such update, supplement, evidence or additional information shall result in the nomination or proposal no longer being eligible for consideration at the meeting. If the stockholder fails to comply with the requirements of Rule 14a-19 under the Exchange Act (including because the stockholder fails to provide the corporation with all information or notices required by Rule 14a-19 under the Exchange Act), then the director nominees proposed by such stockholder shall be ineligible for election at the meeting and any votes or proxies in respect of such nomination shall be disregarded, notwithstanding that such proxies may have been received by the corporation and counted for the purposes of determining quorum. For the avoidance of doubt, the obligation to update and supplement, or provide additional information or evidence, as set forth in these bylaws shall not limit the corporation’s rights with respect to any deficiencies in any notice provided by a stockholder, extend any applicable deadlines pursuant to these bylaws or enable or be deemed to permit a stockholder who has previously submitted notice pursuant to these bylaws to amend or update any nomination or to submit any new nomination. No disclosure pursuant to these bylaws will be required with respect to the ordinary course business activities of any broker, dealer, commercial bank, trust company or other nominee who is the stockholder submitting a notice pursuant to this Section 1.11 solely because such broker, dealer, commercial bank, trust company or other nominee has been directed to prepare and submit the notice required by these bylaws on behalf of a beneficial owner.
In addition, to be effective, the stockholder’s notice must be accompanied by the written consent of the proposed nominee to being named as a nominee of such stockholder, to being named in the corporation’s form of proxy pursuant to Rule 14a-19 under the Exchange Act, and to serve as a director if elected. A stockholder shall not have complied with this Section 1.11 if the stockholder (or beneficial owner, if any, on whose behalf the nomination is made) solicits or does not solicit, as the case may be, proxies or votes in support of such stockholder’s nominee in contravention of the representations with respect thereto required by this Section 1.11.
(d)    The chair of any meeting shall have the power and duty to determine whether a nomination was made in accordance with the provisions of this Section 1.11 (including whether the stockholder or beneficial owner, if any, on whose behalf the nomination is made solicited (or is part of a group that solicited) or did not so solicit, as the case may be, proxies or votes in support of such stockholder’s nominee in compliance with the representations with respect thereto required by this Section 1.11), and if the chair should determine that a nomination was not made in accordance with the provisions of this Section 1.11, the chair shall so declare to the meeting and such nomination shall not be brought before the meeting.
(e)    Except as otherwise required by law or as set forth herein, nothing in this Section 1.11 shall obligate the corporation or the Board of Directors to include in any proxy statement or other stockholder communication distributed on behalf of the corporation or the Board of Directors information with respect to any nominee for director submitted by a stockholder.
(f)    Notwithstanding the foregoing provisions of this Section 1.11, unless otherwise required by law, if the stockholder (or a qualified representative of the stockholder) does not appear at the meeting to present a nomination, such nomination shall not be brought before the meeting, notwithstanding that proxies in respect of such nominee may have been received by the corporation and counted for purposes of determining a quorum. For purposes of this Section 1.11, to be considered a “qualified representative of the stockholder”, a person must be a duly authorized officer, manager or partner of such stockholder or must be authorized by a written instrument executed by such stockholder or an electronic transmission delivered by such stockholder to act for such stockholder as proxy at the meeting of stockholders and such person must produce such written instrument or electronic transmission, or a reliable reproduction of the written instrument or electronic transmission, at the meeting of stockholders.
(g)    No person will be eligible to be nominated by a stockholder for election as a director of the corporation, or to be seated as a director of the corporation, unless nominated and elected in accordance with the procedures set forth in this Section 1.11.
(h)    For purposes of this Section 1.11, “public disclosure” shall include disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the corporation with the Securities and Exchange Commission (the “SEC”) pursuant to Section 13, Section 14 or Section 15(d) of the Exchange Act or by such other means as is reasonably designed to inform the public or stockholders of the corporation in general of such information, including, without limitation, posting on the corporation’s investor relations website.
1.12    Notice of Business at Annual Meetings.
(a)    At any annual meeting of the stockholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting, business must be (1) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, or any committee thereof that has been formally delegated authority to nominate such persons or propose such business pursuant to a resolution adopted by the Board of Directors, (2) as may be provided in the certificate of designation for any class or series of preferred stock, (3) otherwise properly brought before the meeting by or at the direction of the Board of Directors, or (4) properly brought before the meeting by a stockholder. For business to be properly brought before an annual meeting by a stockholder, (i) if such business relates to the nomination of a person for election as a director of the corporation, the procedures in Section 1.11 must be complied with and (ii) if such business relates to any other matter, the business must constitute a proper matter under Delaware law for stockholder action and the stockholder must (x) have given timely notice thereof in writing to the Secretary in accordance with the procedures in Section 1.12(b) and Section 1.12(c), (y) be a stockholder of record at the time of the giving of such notice, on the record date for the determination of stockholders entitled to notice of such annual meeting and on the record date for the determination of stockholders entitled to vote at such annual meeting and (z) be entitled to vote at such annual meeting.
(b)    To be timely, a stockholder’s notice must be received in writing by the Secretary at the principal executive office of the corporation no later than 5:00 p.m. Pacific time on the 90th day and no earlier than 8:00 a.m. Pacific time on the 120th day prior to the day of the first anniversary of the preceding year’s annual meeting as specified in the corporation’s notice of such annual meeting (without regard to any adjournment, rescheduling, postponement or other delay of such annual meeting occurring after such notice was first sent); provided, however, that in the event that the date of the annual meeting for the current year is advanced by more than 30 days, or delayed by more than 60 days, from the first anniversary of the preceding year’s annual meeting, or if no annual meeting was held in the preceding year, then to be timely, a stockholder’s notice must be so received no earlier than 8:00 a.m. Pacific time on the 120th day prior to the day of such annual meeting and no later than 5:00 p.m. Pacific time on the later of (x) the 90th day prior to the day of such annual meeting and (y) the tenth day following the day on which notice of the date of such annual meeting was mailed or public disclosure of the date of such annual meeting was first made by the corporation, whichever first occurs. In no event shall the adjournment, rescheduling, postponement or other delay of an annual meeting (or the public disclosure thereof) commence a new time period (or extend any time period) for the giving of a stockholder’s notice.
The stockholder’s notice to the Secretary shall set forth: (A) as to each matter the stockholder proposes to bring before the annual meeting, (1) a brief description of the business desired to be brought before the annual meeting, (2) the text of the proposal (including the exact text of any resolutions proposed for consideration and, in the event that such business includes a proposal to amend the bylaws, the exact text of the proposed amendment), (3) the reasons for conducting such business at the annual meeting, (4) any material interest in such business of such stockholder giving the notice and the beneficial owner, if any, on whose behalf the proposal is made, and their respective affiliates and associates, or others acting in concert with them, and (5) all agreements, arrangements and understandings between such stockholder and the beneficial owner, if any, on whose behalf the proposal is made, and their respective affiliates or associates or others acting in concert with them, and any other person or persons (including their names) in connection with the proposal of such business by such stockholder, and (B) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the proposal is being made (1) the name and address of such stockholder, as they appear on the corporation’s books, and of such beneficial owner and of their respective affiliates or associates or others acting in concert with them, (2) the class and series and number of shares of stock of the corporation that are, directly or indirectly, owned, beneficially or of record, by such stockholder and such beneficial owner and of their respective affiliates or associates or others acting in concert with them, (3) any material interest of such stockholder or such beneficial owner and the respective affiliates and associates of, or others acting in concert with, such stockholder or such beneficial owner in such business, (4) any agreement, arrangement or understanding between or among such stockholder and/or such beneficial owner and any other person or persons (including their names) in connection with the proposal of such business or who may participate in the solicitation of proxies in favor of such proposal, (5) (i) any Derivative Instrument that has been entered into by or on behalf of such stockholder, such beneficial owner or their respective affiliates or associates or others acting in concert with them, with respect to the corporation’s securities, including the full notional amount of any securities that, directly or indirectly, underlie any Derivative Instrument or (ii) any agreement, arrangement or understanding that has been entered into by, or on behalf of, such stockholder or such beneficial owner, the effect or intent of which is to mitigate loss to, manage risk or benefit of share price changes for, or increase or decrease the voting power of, such stockholder or such beneficial owner or their respective affiliates or associates or others acting in concert with them with respect to shares of stock of the corporation, (6) any proxy, contract, arrangement, understanding or relationship pursuant to which such stockholder, such beneficial owner or their respective affiliates or associates or others acting in concert with them has a right to vote any shares of any security of the corporation, (7) any rights to dividends on the corporation’s securities owned beneficially by such stockholder, such beneficial owner or their respective affiliates or associates or others acting in concert with them that are separated or separable from the underlying security, (8) any proportionate interest in the corporation’s securities or Derivative Instruments held, directly or indirectly, by a general or limited partnership in which such stockholder, such beneficial owner or their respective affiliates or associates or others acting in concert with them is a general partner or, directly or indirectly, beneficially owns an interest in a general partner of such general or limited partnership, (9) any performance-related fees (other than an asset-based fee) that such stockholder, such beneficial owner or their respective affiliates or associates or others acting in concert with them is entitled to based on any increase or decrease in the value of the corporation’s securities or Derivative Instruments, including, without limitation, any such interests held by members of the immediate family of such persons sharing the same household, (10) any significant equity interests or any Derivative Instruments in any principal competitor of the corporation that are held by such stockholder, such beneficial owner or their respective affiliates or associates or others acting in concert with them, (11) any direct or indirect interest of such stockholder, such beneficial owner or their respective affiliates or associates or others acting in concert with them in any contract with the corporation, any affiliate of the corporation or any principal competitor of the corporation (in each case, including, without limitation, any employment agreement, collective bargaining agreement or consulting agreement), (12) any material pending or threatened legal proceeding in which such stockholder, such beneficial owner or their respective affiliates or associates or others acting in concert with them is a party or material participant involving the corporation or any of its officers, directors or affiliates, (13) any material relationship between such stockholder, such beneficial owner or their respective affiliates or associates or others acting in concert with them, on the one hand, and the corporation or any of its officers, directors or affiliates, on the other hand, (14) any other information relating to such stockholder and such beneficial owner or their respective affiliates or associates or others acting in concert with them that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for the business proposed pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder, (15) a representation and undertaking that such stockholder is a holder of record of stock of the corporation as of the date of submission of the stockholder’s notice and intends to appear in person or by proxy at the annual meeting to bring such business before the meeting and (16) a representation and undertaking as to whether such stockholder, such beneficial owner or their respective affiliates or associates or others acting in concert with them intends or is part of a group that intends (x) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the corporation’s outstanding capital stock required to approve or adopt the proposal (and such representation shall be included in any such proxy statement and form of proxy) and/or (y) otherwise to solicit proxies or votes from stockholders in support of such proposal (and such representation shall be included in any such solicitation materials).
(c)    In addition to the requirements of Section 1.12(b), to be timely, a stockholder’s notice (and any additional information submitted to the corporation in connection therewith), must be further updated and supplemented (i) if necessary, so that the information provided or required to be provided in such notice is true and correct as of the record date(s) for determining the stockholder entitled to notice of, and to vote at, the meeting and as of the date that is no later than 10 business days prior to the record date for the meeting or any adjournment, rescheduling, postponement or other delay thereof; and (ii) to provide any additional information that the corporation may reasonably request.. Any such update and supplement or additional information, if applicable, must be received by the Secretary at the principal executive offices of the corporation (A), in the case of a request for additional information, promptly following a request therefor, which response must be received by the Secretary not later than such reasonable time as is specified in any such request from the corporation; or (B) in the case of any other update or supplement of any information, not later than five business days after the record date(s) for the meeting (in the case of any update and supplement required to be made as of the record date(s)), and not later than eight business days prior to the date for the meeting or any adjournment, rescheduling, or postponement or other delay thereof (in the case of any update or supplement required to be made as of 10 business days prior to the meeting or any adjournment, rescheduling or postponement or other delay thereof). Notwithstanding anything in these bylaws to the contrary, no business shall be conducted at any annual meeting of stockholders except in accordance with the procedures in this Section 1.12; provided that any stockholder proposal that complies with Rule 14a-8 of the proxy rules (or any successor provision) promulgated under the Exchange Act and is to be included in the corporation’s proxy statement for an annual meeting of stockholders shall be deemed to comply with the notice requirements of this Section 1.12. A stockholder shall not have complied with this Section 1.12 if the stockholder (or beneficial owner, if any, on whose behalf the proposal is made) solicits or does not solicit, as the case may be, proxies or votes in support of such stockholder’s proposal in contravention of the representations with respect thereto required by this Section 1.12. No disclosure pursuant to these bylaws will be required with respect to the ordinary course business activities of any broker, dealer, commercial bank, trust company or other nominee who is the stockholder submitting a notice pursuant to this

Section 1.12 solely because such broker, dealer, commercial bank, trust company or other nominee has been directed to prepare and submit the notice required by these bylaws on behalf of a beneficial owner.
(d)    The chair of any annual meeting shall have the power and duty to determine whether business was properly brought before the annual meeting in accordance with the provisions of this Section 1.12 (including whether the stockholder or beneficial owner, if any, on whose behalf the proposal is made solicited (or is part of a group that solicited) or did not so solicit, as the case may be, proxies or votes in support of such stockholder’s proposal in compliance with the representation with respect thereto required by this Section 1.12), and if the chair should determine that business was not properly brought before the annual meeting in accordance with the provisions of this Section 1.12, the chair shall so declare to the meeting and such business shall not be brought before the annual meeting.
(e)    Except as otherwise required by law, nothing in this Section 1.12 shall obligate the corporation or the Board of Directors to include in any proxy statement or other stockholder communication distributed on behalf of the corporation or the Board of Directors information with respect to any proposal submitted by a stockholder.
(f)    Notwithstanding the foregoing provisions of this Section 1.12, unless otherwise required by law, if the stockholder (or a qualified representative of the stockholder) does not appear at the annual meeting to present business, such business shall not be considered, notwithstanding that proxies in respect of such business may have been received by the corporation and counted for purposes of determining a quorum.
(g)    For purposes of this Section 1.12, the terms “qualified representative of the stockholder” and “public disclosure” shall have the same meaning as in Section 1.11.
1.13    Conduct of Meetings.
(a)    Unless otherwise provided by the Board of Directors, meetings of stockholders shall be presided over by the Chair of the Board, if any, or in the Chair’s absence by the Vice Chair of the Board, if any, or in the Vice Chair’s absence by the Chief Executive Officer, or in the Chief Executive Officer’s absence by the President, or in the President’s absence by a Vice President, or in the absence of all of the foregoing persons by a chair designated by the Board of Directors. The Secretary shall act as secretary of the meeting, but in the Secretary’s absence the chair of the meeting may appoint any person to act as secretary of the meeting.
(b)    The Board of Directors may adopt by resolution such rules, regulations and procedures for the conduct of any meeting of stockholders of the corporation as it shall deem appropriate including, without limitation, such guidelines and procedures as it may deem appropriate regarding the participation by means of remote communication of stockholders and proxyholders not physically present at a meeting. Except to the extent inconsistent with such rules, regulations and procedures as adopted by the Board of Directors, the chair of any meeting of stockholders shall have the right and authority to convene and (for any or no reason) to recess and/or adjourn the meeting and prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chair, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the Board of Directors or prescribed by the chair of the meeting, may include, without limitation, the following: (i) the establishment of an agenda or order of business for the meeting; (ii) rules and procedures for maintaining order at the meeting and the safety of those present; (iii) limitations on attendance at or participation in the meeting to stockholders entitled to vote at the meeting, their duly authorized and constituted proxies or such other persons as shall be determined; (iv) restrictions on entry to the meeting after the time fixed for the commencement thereof; and (v) limitations on the time allotted to questions or comments by participants. Unless and to the extent determined by the Board of Directors or the chair of the meeting, meetings of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure.
(c)    The chair of the meeting shall announce at the meeting when the polls for each matter to be voted upon at the meeting will be opened and closed. After the polls close, no ballots, proxies or votes or any revocations or changes thereto may be accepted.
(d)    In advance of any meeting of stockholders, the corporation shall appoint one or more inspectors of election to act at the meeting or its adjournment and make a written report thereof. One or more other persons may be designated as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate is present, ready and willing to act at a meeting of stockholders, the chair of the meeting shall appoint one or more inspectors to act at the meeting. Unless otherwise required by law, inspectors may be officers, employees or agents of the corporation. Each inspector, before entering upon the discharge of such inspector’s duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of such inspector’s ability. The inspector shall have the duties prescribed by law. If there are multiple inspectors of election, the decision, act or certificate of a majority is effective in all respects as the decision, act or certificate of all. Any report or certificate made by the inspectors of election is prima facie evidence of the facts stated therein.
1.14    No Action by Consent in Lieu of a Meeting. Any action required or permitted to be taken by the stockholders of the corporation must be effected at a duly called annual or special meeting of the stockholders of the corporation and the stockholders of the corporation may not take any action by written consent in lieu of a meeting.
ARTICLE II
DIRECTORS
2.1    General Powers. The business and affairs of the corporation shall be managed by or under the direction of a Board of Directors, who may exercise all of the powers of the corporation except as otherwise provided by law or the Certificate of Incorporation.
2.2    Number, Election and Qualification. The number of directors of the corporation shall be the number fixed by, or determined in the manner provided in, the Certificate of Incorporation. Election of directors need not be by written ballot. Directors need not be stockholders of the corporation.
2.3    Chair of the Board; Vice Chair of the Board. The Board of Directors may appoint from its members a Chair of the Board and a Vice Chair of the Board, neither of whom need be an employee or officer of the corporation. If the Board of Directors appoints a Chair of the Board, such chair shall perform such duties and possess such powers as are assigned by the Board of Directors and, if the Chair of the Board is also designated as the corporation’s Chief Executive Officer, shall also have the powers and duties of the Chief Executive Officer prescribed in Section 3.7 of these bylaws. If the Board of Directors appoints a Vice Chair of the Board, such Vice Chair shall perform such duties and possess such powers as are assigned by the Board of Directors or the Chair of the Board. Unless otherwise provided by the Board of Directors, the Chair of the Board or, in the chair’s absence, the Vice Chair of the Board, if any, shall preside at all meetings of the Board of Directors.

2.4    Terms of Office. Each director, including a director elected to fill a vacancy or newly created directorship, shall hold office for such term as is provided by the Certificate of Incorporation and applicable law. The term of each director shall continue until the election and qualification of his or her successor and be subject to his or her earlier death, resignation or removal.
2.5    Quorum. The greater of (a) a majority of the directors at any time in office and (b) one-third of the total number of authorized directorships established by the Board of Directors pursuant to the Certificate of Incorporation shall constitute a quorum of the Board of Directors. If at any meeting of the Board of Directors there shall be less than such a quorum, a majority of the directors present may adjourn the meeting from time to time without further notice other than announcement at the meeting, until a quorum shall be present.
2.6    Action at Meeting. Every act or decision done or made by a majority of the directors present at a meeting duly held at which a quorum is present shall be regarded as the act of the Board of Directors, unless a greater number is required by law or by the Certificate of Incorporation.
2.7    Removal. Directors of the corporation may be removed in the manner specified by the Certificate of Incorporation and applicable law.
2.8    Vacancies and Newly-Created Directorships. Any vacancy or newly-created directorship on the Board of Directors, however occurring, shall be filled in the manner specified by the Certificate of Incorporation and applicable law.
2.9    Resignation. Any director may resign by delivering a resignation in writing or by electronic transmission to the corporation. Such resignation shall be effective upon receipt unless it is specified to be effective at some later time or upon the happening of some later event or events.
2.10    Regular Meetings. Regular meetings of the Board of Directors may be held without notice at such time and place as shall be determined from time to time by the Board of Directors; provided that any director who is absent when such a determination is made shall be given notice of the determination. A regular meeting of the Board of Directors may be held without notice immediately after and at the same place as the annual meeting of stockholders.
2.11    Special Meetings. Special meetings of the Board of Directors may be held at any time and place designated in a call by the Chair of the Board, the Chief Executive Officer, the President, two or more directors, or by one director in the event that there is only a single director in office; provided that the person(s) authorized to call a special meeting of the Board of Directors may authorize another person or persons to send notice of such meeting.
2.12    Notice of Special Meetings. Notice of the date, place and time of any special meeting of directors shall be duly given to each director (a) in person, by telephone or by electronic transmission at least 24 hours in advance of the meeting, (b) by delivering written notice by hand, to such director’s last known business or home address at least 48 hours in advance of the meeting, or (c) by sending written notice by first-class mail to such director’s last known business or home address at least 72 hours in advance of the meeting. A notice or waiver of notice of a meeting of the Board of Directors need not specify the purposes of the meeting.
2.13    Meetings by Conference Communications Equipment. Directors may participate in meetings of the Board of Directors or any committee thereof by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and participation by such means shall constitute presence in person at such meeting.
2.14    Action by Consent. Unless otherwise restricted by the Certificate of Incorporation or these bylaws, (i) any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if all members of the Board of Directors or committee, as the case may be, consent to the action in writing or by electronic transmission and (ii) a consent may be documented, signed and delivered in any manner permitted by Section 116 of the General Corporation Law of the State of Delaware. Any person (whether or not then a director) may provide, whether through instruction to an agent or otherwise, that a consent to action will be effective at a future time (including a time determined upon the happening of an event), no later than 60 days after such instruction is given or such provision is made and such consent shall be deemed to have been given for purposes of this Section 2.14 at such effective time so long as such person is then a director and did not revoke the consent prior to such time. Any such consent shall be revocable prior to its becoming effective. After an action is taken, the consent or consents relating thereto shall be filed with the minutes of proceedings of the Board of Directors or committee in the same paper or electronic form as the minutes are maintained.
2.15    Committees. The Board of Directors may designate one or more committees, each committee to consist of one or more of the directors of the corporation with such lawfully delegable powers and duties as the Board of Directors thereby confers, to serve at the pleasure of the Board of Directors. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members of the committee present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the Board of Directors and subject to the provisions of law, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the corporation and may authorize the seal of the corporation to be affixed to all papers that may require it. Each such committee shall keep minutes of its meetings. Except as the Board of Directors may otherwise determine, any committee may make rules for the conduct of its business, but unless otherwise provided by the directors or in such rules, its business shall be conducted as nearly as possible in the same manner as is provided in these bylaws for the Board of Directors. Except as otherwise provided in the Certificate of Incorporation, these bylaws, or the resolution of the Board of Directors designating the committee, a committee may create one or more subcommittees, each subcommittee to consist of one or more members of the committee, and delegate to a subcommittee any or all of the powers and authority of the committee.
2.16    Compensation of Directors. Directors may be paid such compensation for their services and such reimbursement for expenses of attendance at meetings as the Board of Directors may from time to time determine. No such payment shall preclude any director from serving the corporation or any of its parent or subsidiary entities in any other capacity and receiving compensation for such service.
2.17    Emergency Bylaws. In the event of any emergency, disaster, catastrophe or other similar emergency condition of a type described in Section 110(a) of the General Corporation Law of the State of Delaware (an “Emergency”), notwithstanding any different or conflicting provisions in the Certificate of Incorporation or these bylaws, during such Emergency:
(a)    Notice. A meeting of the Board of Directors or a committee thereof may be called by any director, the Chair of the Board, the Chief Executive Officer, the President or

the Secretary by such means as, in the judgment of the person calling the meeting, may be feasible at the time, and notice of any such meeting of the Board of Directors or any committee or subcommittee may be given, in the judgment of the person calling the meeting, only to such directors as it may be feasible to reach at the time and by such means as may be feasible at the time. Such notice shall be given at such time in advance of the meeting as, in the judgment of the person calling the meeting, circumstances permit.
(b)    Quorum. The director or directors in attendance at a meeting called in accordance with Section 2.17(a) shall constitute a quorum.
(c)    Liability. No officer, director or employee acting in accordance with this Section 2.17 shall be liable except for willful misconduct. No amendment, repeal or change to this Section 2.17 shall modify the prior sentence with regard to actions taken prior to the time of such amendment, repeal or change.
ARTICLE III
OFFICERS
3.1    Titles. The officers of the corporation shall consist of a Chief Executive Officer, a President, a Secretary, a Treasurer and such other officers with such other titles as the Board of Directors shall determine, including one or more Vice Presidents, Assistant Treasurers and Assistant Secretaries. The Board of Directors may appoint such other officers as it may deem appropriate.
3.2    Election. The Chief Executive Officer, President, Treasurer and Secretary shall be elected annually by the Board of Directors at its first meeting following the annual meeting of stockholders. Other officers may be appointed by the Board of Directors at any time.
3.3    Qualification. No officer need be a stockholder. Any two or more offices may be held by the same person.
3.4    Tenure. Except as otherwise provided by law, by the Certificate of Incorporation or by these bylaws, each officer shall hold office until such officer’s successor is elected and qualified, unless a different term is specified in the resolution electing or appointing such officer, or until such officer’s earlier death, resignation or removal.
3.5    Resignation and Removal. Any officer may resign by delivering a resignation in writing or by electronic transmission to the corporation. Such resignation shall be effective upon receipt unless it is specified to be effective at some later time or upon the happening of some later event. Any resignation is without prejudice to the rights, if any, of the corporation under any contract to which the officer is a party. Any officer may be removed at any time, with or without cause, by the Board of Directors or, for the avoidance of doubt, any duly authorized committee or subcommittee thereof that has been conferred such power of removal or by any officer upon whom such power has been conferred. Except as the Board of Directors may otherwise determine, no officer who resigns or is removed shall have any right to any compensation as an officer for any period following such officer’s resignation or removal, or any right to damages on account of such removal, whether such officer’s compensation be by the month or by the year or otherwise, unless such compensation is expressly provided for in a duly authorized written agreement with the corporation.
3.6    Vacancies. The Board of Directors may fill any vacancy occurring in any office for any reason and may, in its discretion, leave unfilled for such period as it may determine any offices. Each such successor shall hold office for the unexpired term of such officer’s predecessor and until a successor is elected and qualified, or until such officer’s earlier death, resignation or removal.
3.7    President; Chief Executive Officer. Unless the Board of Directors has designated another person as the corporation’s Chief Executive Officer, the President shall be the Chief Executive Officer of the corporation. The Chief Executive Officer shall have general charge and supervision of the business of the corporation subject to the direction of the Board of Directors, and shall perform all duties and have all powers that are commonly incident to the office of the chief executive or that are delegated to such officer by the Board of Directors. The President shall perform such other duties and shall have such other powers as the Board of Directors or the Chief Executive Officer (if the President is not the Chief Executive Officer) may from time to time prescribe. In the event of the absence, inability or refusal to act of the Chief Executive Officer or the President (if the President is not the Chief Executive Officer), the Vice President (or if there shall be more than one, the Vice Presidents in the order determined by the Board of Directors) shall perform the duties of the Chief Executive Officer and when so performing such duties shall have all the powers of and be subject to all the restrictions upon the Chief Executive Officer.
3.8    Vice Presidents. Each Vice President shall perform such duties and possess such powers as the Board of Directors or the Chief Executive Officer may from time to time prescribe. The Board of Directors may assign to any Vice President the title of Executive Vice President, Senior Vice President or any other title selected by the Board of Directors.
3.9    Secretary and Assistant Secretaries. The Secretary shall perform such duties and shall have such powers as the Board of Directors or the Chief Executive Officer may from time to time prescribe. In addition, the Secretary shall perform such duties and have such powers as are incident to the office of the secretary, including without limitation the duty and power to give notices of all meetings of stockholders and special meetings of the Board of Directors, to attend all meetings of stockholders and the Board of Directors and keep a record of the proceedings, to maintain a stock ledger and prepare lists of stockholders and their addresses as required, to be custodian of corporate records and the corporate seal and to affix and attest to the same on documents.
Any Assistant Secretary shall perform such duties and possess such powers as the Board of Directors, the Chief Executive Officer or the Secretary may from time to time prescribe. In the event of the absence, inability or refusal to act of the Secretary, the Assistant Secretary (or if there shall be more than one, the Assistant Secretaries in the order determined by the Board of Directors) shall perform the duties and exercise the powers of the Secretary.
In the absence of the Secretary or any Assistant Secretary at any meeting of stockholders or directors, the chair of the meeting shall designate a temporary secretary to keep a record of the meeting.
3.10    Treasurer and Assistant Treasurers. The Treasurer shall perform such duties and shall have such powers as may from time to time be assigned by the Board of Directors or the Chief Executive Officer. In addition, the Treasurer shall perform such duties and have such powers as are incident to the office of treasurer, including without limitation the duty and power to keep and be responsible for all funds and securities of the corporation, to deposit funds of the corporation in depositories selected in accordance with these bylaws, to disburse such funds as ordered by the Board of Directors, to make proper accounts of such funds, and to render as required by the Board of Directors statements of all such transactions and of the financial condition of the corporation.

The Assistant Treasurers shall perform such duties and possess such powers as the Board of Directors, the Chief Executive Officer or the Treasurer may from time to time prescribe. In the event of the absence, inability or refusal to act of the Treasurer, the Assistant Treasurer (or if there shall be more than one, the Assistant Treasurers in the order determined by the Board of Directors) shall perform the duties and exercise the powers of the Treasurer.
3.11    Salaries. Officers of the corporation shall be entitled to such salaries, compensation or reimbursement as shall be fixed or allowed from time to time by the Board of Directors.
3.12    Delegation of Authority. The Board of Directors or, for the avoidance of doubt, any duly authorized committee or subcommittee thereof or by any officer who has been conferred such power of designation, may from time to time delegate the powers or duties of any officer to any other officer or agent, notwithstanding any provision hereof. To the extent not so provided, each officer shall have the authority that generally pertains to such office, subject to the control of the Board of Directors.
ARTICLE IV
CAPITAL STOCK
4.1    Issuance of Stock. Subject to the provisions of the Certificate of Incorporation, the whole or any part of any unissued balance of the authorized capital stock of the corporation or the whole or any part of any shares of the authorized capital stock of the corporation held in the corporation’s treasury may be issued, sold, transferred or otherwise disposed of by vote of the Board of Directors in such manner, for such lawful consideration and on such terms as the Board of Directors may determine.
4.2    Stock Certificates; Uncertificated Shares. The shares of the corporation shall be represented by certificates, provided that the Board of Directors may provide by resolution or resolutions that some or all of any or all classes or series of the corporation’s stock shall be uncertificated shares. Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the corporation. Every holder of stock of the corporation represented by certificates shall be entitled to have a certificate, in such form as may be prescribed by law and by the Board of Directors, representing the number of shares held by such holder registered in certificate form. Each certificate representing shares of stock of the corporation shall be signed by, or in the name of, the corporation by any two of the following: the Chief Executive Officer, the Chief Financial Officer, the General Counsel and the Secretary. Any or all of the signatures on the certificate may be a facsimile. In case any officer who has signed or whose facsimile signature has been placed upon a certificate has ceased to be such officer before such certificate is issued, it may be issued by the corporation with the same effect as if such person were such officer at the date of issue.
Each certificate for shares of stock that are subject to any restriction on transfer pursuant to the Certificate of Incorporation, these bylaws, applicable securities laws or any agreement among any number of stockholders or among such holders and the corporation shall have conspicuously noted on the face or back of the certificate either the full text of the restriction or a statement of the existence of such restriction.
If the corporation shall be authorized to issue more than one class of stock or more than one series of any class, the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights shall be set forth in full or summarized on the face or back of each certificate representing shares of such class or series of stock, provided that, except as otherwise provided in Section 202 of the General Corporation Law of the State of Delaware, in lieu of the foregoing requirements there may be set forth on the face or back of each certificate representing shares of such class or series of stock a statement that the corporation will furnish without charge to each stockholder who so requests a copy of the full text of the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.
Within a reasonable time after the issuance or transfer of uncertificated shares, the registered owner thereof shall be given a notice, in writing or by electronic transmission, containing the information required to be set forth or stated on certificates pursuant to Sections 151, 156, 202(a) or 218(a) of the General Corporation Law of the State of Delaware or, with respect to Section 151 of the General Corporation Law of the State of Delaware, a statement that the corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.
4.3    Transfers. Shares of stock of the corporation shall be transferable in the manner prescribed by law and in these bylaws. Transfers of shares of stock of the corporation shall be made only on the books of the corporation or by transfer agents designated to transfer shares of stock of the corporation. Subject to applicable law and Section 4.4, shares of stock represented by certificates shall be transferred only on the books of the corporation by the surrender to the corporation or its transfer agent of the certificate representing such shares properly endorsed or accompanied by a written assignment or power of attorney properly executed, and with such proof of authority or the authenticity of signature as the corporation or its transfer agent may reasonably require. Uncertificated shares may be transferred by delivery of a written assignment or power of attorney properly executed, and with such proof of authority or the authenticity of signature as the corporation or its transfer agent may reasonably require. Except as may be otherwise required by law, by the Certificate of Incorporation or by these bylaws, the corporation shall be entitled to treat the record holder of stock as shown on its books as the exclusive owner of such stock for all purposes, including the payment of dividends and the right to vote with respect to such stock, regardless of any transfer, pledge or other disposition of such stock until the shares have been transferred on the books of the corporation in accordance with the requirements of these bylaws and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of another person, whether or not it shall have express or other notice thereof.
4.4    Lost, Stolen or Destroyed Certificates. Except as provided in this Section 4.4, no new certificates for shares shall be issued to replace a previously issued certificate unless the latter is surrendered to the corporation and cancelled at the same time. The corporation may issue a new certificate of stock in place of any previously issued certificate alleged to have been lost, stolen or destroyed, upon such terms and conditions as the corporation may prescribe, including the presentation of reasonable evidence of such loss, theft or destruction and the giving of such indemnity and posting of such bond as the corporation may require for the protection of the corporation or any transfer agent or registrar.
4.5    Regulations. The issue, transfer, conversion and registration of shares of stock of the corporation shall be governed by such other regulations as the Board of Directors may establish.

ARTICLE V
GENERAL PROVISIONS
5.1    Fiscal Year. Except as from time to time otherwise designated by the Board of Directors, the fiscal year of the corporation shall begin on the first day of January of each year and end on the last day of December in each year.
5.2    Corporate Seal. The corporate seal shall be in such form as shall be approved by the Board of Directors.
5.3    Record Date for Purposes Other Than Stockholder Meetings. In order that the corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights, entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action (other than with respect to determining stockholders entitled to notice of or to vote at a meeting of stockholders, which is addressed in Section 1.4 of these bylaws), the Board of Directors may fix a record date, which shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall not be more than 60 days prior to such action. If no such record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.
5.4    Waiver of Notice. Whenever notice is required to be given by the General Corporation Law of the State of Delaware, by the Certificate of Incorporation or by these bylaws, a written waiver signed by the person entitled to notice, or a waiver by electronic transmission by the person entitled to notice, whether provided before, at or after the time of the event for which notice is to be given, shall be deemed equivalent to notice required to be given to such person. Neither the business nor the purpose of any meeting need be specified in any such waiver. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.
5.5    Voting of Securities. Except as the Board of Directors may otherwise designate, the Chief Executive Officer, the President or the Treasurer may waive notice of, vote, or appoint any person or persons to vote, on behalf of the corporation at, and act as, or appoint any person or persons to act as, proxy or attorney-in-fact for this corporation (with or without power of substitution) at, any meeting of stockholders or securityholders of any other entity, the securities of which may be held by this corporation, or with respect to the execution of any written or electronic consent in the name of the corporation as a holder of such securities.
5.6    Evidence of Authority. A certificate by the Secretary, or an Assistant Secretary, or a temporary Secretary, as to any action taken by the stockholders, directors, a committee or any officer or representative of the corporation shall as to all persons who rely on the certificate in good faith be conclusive evidence of such action.
5.7    Certificate of Incorporation. All references in these bylaws to the Certificate of Incorporation shall be deemed to refer to the Certificate of Incorporation of the corporation, as amended and/or restated and in effect from time to time.
5.8    Severability. Any determination that any provision of these bylaws is for any reason inapplicable, illegal or ineffective shall not affect or invalidate any other provision of these bylaws.

5.9    Pronouns. All pronouns used in these bylaws shall be deemed to refer to the masculine, feminine or neuter, singular or plural, as the identity of the person or persons may require.
5.10    References to the General Corporation Law. Any reference in these bylaws to a section of the General Corporation Law of the State of Delaware shall be deemed to refer to such section as amended from time to time and any successor provisions thereto.
ARTICLE VI
AMENDMENTS
These bylaws may be altered, amended or repealed, in whole or in part, or new bylaws may be adopted by the Board of Directors or by the stockholders as provided in the Certificate of Incorporation.
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